SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





         Date of Report (Date of earliest event reported):  May 19, 1994
         ---------------------------------------------------------------





                                GATX CORPORATION
                                ----------------

             (Exact name of registrant as specified in its charter)




     New York                 1-2328                   36-1123040
     --------                 ------                   ----------

(State or other               (Commission File         (IRS Employer
jurisdiction of               Number)             Identification Number)
incorporation)





500 West Monroe Street, Chicago, Illinois              60661-3676
- - -----------------------------------------              ----------

(Address of principal executive offices)               (Zip Code)




Registrant's telephone number, including area code:    (312) 621-6200
- - ---------------------------------------------------    ---------------
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Item 5.  Other Events
- - ---------------------

On May 15, 1994, GATX redeemed rights (the "Rights") issued pursuant to the Rights Agreement dated as of May 15, 1986, and amended and restated as of June 2, 1989 (the "Rights Agreement"). When the Rights were first issued, one Right was associated with each share of common stock of GATX (the "Common Stock"). However, the Rights were adjusted effective May 10, 1990, to reflect the distribution of one share of Common Stock for each share of Common Stock then outstanding. Accordingly, one-half of one Right became associated with each share of Common Stock resulting in a redemption price of two and one-half cents ($.025) per share. Redemption payments will be made in cash to the holders of record of Common Stock as of the close of business on May 15, 1994, by Chemical Bank, the Rights Agent and Paying Agent under the Rights Agreement. Checks will be mailed by May 24, 1994.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              GATX CORPORATION



                              By  /s/David M. Edwards
                              ----------------------------
                                     David M. Edwards
                               Vice President, Finance and
                                 Chief Financial Officer
                                (Duly Authorized Officer)





May 19, 1994
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